Exhibit 99.1
BlackLine Announces Co-CEO Transition and New Lead Independent Director
Therese Tucker to transition from her role as Co-CEO and focus on her role as Founder.
Owen Ryan will serve as CEO of BlackLine.
David Henshall to serve as Lead Independent Director.
LOS ANGELES – August 5, 2025 – BlackLine, Inc. (Nasdaq: BL) (“BlackLine” or the “Company”), the future-ready platform for the Office of the CFO, today announced that Therese Tucker, Co-CEO and Founder of BlackLine, will transition from her role as Co-CEO effective October 1, 2025. As of that date Tucker will serve as Founder, while Owen Ryan, Co-CEO and Chairman of BlackLine, will continue as CEO of the Company.
In the Founder role, Tucker will continue as a member of BlackLine’s executive team and will be actively engaged in the market, supporting and guiding the Company’s largest customers as they navigate their transformation journeys. Her role will also involve a substantial presence in our European markets. She will continue to contribute her extensive experience to the Company’s product development process. Tucker is a significant BlackLine shareholder and will continue to serve as a member of the Board of Directors. As part of this planned transition, Jeremy Ung, BlackLine’s Chief Technology Officer, will lead the Product and Technology organization as well as BlackLine’s India operations.

“When Owen and I became co-CEOs in March 2023, my commitment was to build upon BlackLine's strong foundation and elevate it into a leading platform that serves the Office of the CFO,” Tucker stated. “With our refreshed strategy, rapidly improving execution led by our dynamic new leadership team, and a reignited innovation engine, this is the right time for my transition to Founder.”

“This transition is a pivotal moment for BlackLine's evolution. Therese’s vision not only created BlackLine but shaped our entire industry,” said Ryan. “It has been a privilege to serve with her as Co-CEO, and as I continue to lead BlackLine as CEO, I look forward to the Company continuing to benefit from her wisdom and experience.”

BlackLine is also pleased to announce that the Board of Directors has named David Henshall as Lead Independent Director, replacing Tom Unterman, who has served on the Board since 2010 and as Lead Independent Director since 2023. Unterman will continue to serve on the Board of Directors and as a member of the Board’s Nominating and Corporate Governance Committee and Compensation Committee.

“The recent strategic enhancements to our Board, notably the additions of Sam Balaji and Greg Hughes - both former CEOs of diverse, global enterprises - and David’s appointment as Lead Independent Director, are part of our Board’s vision to support the company’s long-term strategy,” said Ryan.

About BlackLine
BlackLine, Inc. (Nasdaq: BL), the future-ready platform for the Office of the CFO, drives digital finance transformation by empowering organizations with accurate, efficient, and intelligent financial operations. BlackLine’s comprehensive platform addresses mission-critical processes, including record-to-report and invoice-to-cash, enabling unified and accurate data, streamlined and optimized processes, and real-time insight through visibility, automation, and AI. BlackLine’s proven, collaborative approach ensures continuous transformation, delivering immediate impact and sustained value. With a proven track record of innovation, industry-leading R&D investment, and world-class security practices, more than 4,400 customers across multiple industries partner with BlackLine to lead their organizations into the future.
For more information, please visit blackline.com

Forward-looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this release include statements regarding our growth plans, strategies and opportunities.

Any forward-looking statements contained in this press release are based upon BlackLine’s current plans, estimates and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the Company’s ability to execute on its strategies, attract new customers, enter new geographies and develop, release and sell new features and solutions; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K. Additional information will also be set forth in our Quarterly Reports on Form 10-Q.

Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Media Contact:
Samantha Darilek
samantha.darilek@blackline.com

Investor Contact:
Matt Humphries
matt.humphries@blackline.com